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                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT

                                       OF

                                   CASE, LLC

            1. The name of the limited liability company is Case, LLC.

            2. The Certificate of Formation of the limited liability company is hereby amended as follows:

      The name of the limited liability company is CNH America LLC.

      Note: (Use the following paragraph if this Certificate is to be effective at a date or time (which must be a date or time certain) later than filing)

            3. This Certificate of Amendment shall be effective on January 1, 2004.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Case, LLC this 10th day of December, 2003.

                                                  /s/ Michel Lecomte
                                                  ------------------------
                                                  Michel Lecomte
                                                  Chief Financial Officer

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                            CERTIFICATE OF FORMATION

                                       OF

                                    CASE, LLC

            This Certificate of Formation of Case, LLC dated September 30, 2002, is being duly executed and filed by Paolo Monferino, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act.

            FIRST. The name of the limited liability company formed hereby is Case, LLC (the "LLC").

            SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County.

            THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                           /s/ Paolo Monferino
                                           -------------------------------------
                                           Paolo Monferino, Authorized Person
                                           on behalf of Case, LLC